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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ADVANCED ENERGY INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2006
To Our Stockholders:
      The 2006 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. will be held on Wednesday, May 3, 2006, at 10:00 a.m., at Advanced Energy’s corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the meeting, you will be asked to vote on the following matters:

1. Election of eight directors.

2. Approval of an amendment to the 2003 Non-Employee Directors’ Stock Option Plan to expand the forms of awards that may be granted to the non-employee directors.

3. Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2006.

4. Any other matters of business properly brought before the meeting.
      Each of the matters 1 to 3 is described in detail in the accompanying proxy statement, dated April 6, 2006.
      If you owned common stock of Advanced Energy at the close of business on March 13, 2006, you are entitled to receive this notice and to vote at the meeting.
      All stockholders are cordially invited to attend the meeting in person. However, to assure that your voice is heard, you are urged to return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

By Order of the Board of Directors

Jay L. Margulies
Secretary
Fort Collins, Colorado
April 6, 2006
YOUR VOTE IS IMPORTANT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 3, 2006
GENERAL
PROPOSAL NO. 1
NOMINEES
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS WITH MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2
PROPOSAL NO. 3
CORPORATE GOVERNANCE MATTERS
PROPOSALS OF STOCKHOLDERS
FORM 10-K
REPRESENTATION AT THE ANNUAL MEETING
AMENDED AND RESTATED 2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

Date:	April 6, 2006

To:	Our Owners

From:	Hans Georg Betz

Subject:	Invitation to Our 2006 Annual Meeting of Stockholders
      Please come to our 2006 Annual Meeting of Stockholders to learn about Advanced Energy, what we have accomplished in the last year and what we hope to achieve in 2006. The meeting will be held:
Wednesday, May 3, 2006
10:00 a.m.
Advanced Energy’s Corporate Offices
1625 Sharp Point Drive
Fort Collins, Colorado 80525
      This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders at the annual meeting. Accompanying this proxy statement is Advanced Energy’s 2005 Annual Report to Stockholders and a form of proxy. All voting on matters presented at the annual meeting will be by paper proxy or by presence in person, in accordance with the procedures described in this proxy statement. Instructions for voting are included in the proxy statement. Your proxy may be revoked at any time prior to the meeting in the manner described in this proxy statement.
      I look forward to seeing you at the meeting.

Hans Georg Betz
Chief Executive Office and President
This proxy statement and the accompanying proxy card are first being sent to stockholders on or about April 6, 2006.

GENERAL
      This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy as part of a solicitation for proxies for use at the 2006 Annual Meeting of Stockholders. The Board of Directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card, you will appoint each of Hans Georg Betz and Mark Hartman as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Dr. Betz and Mr. Hartman in their capacities as your agents and proxies.
      Advanced Energy’s principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670.
Proposals
      We intend to present three proposals to the stockholders at the meeting:

1. Election of eight directors.

2. Approval of an amendment to the 2003 Non-Employee Directors’ Stock Option Plan to expand the forms of awards that may be granted to non-employee directors.

3. Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm for 2006.
      We do not know of any other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.
Record Date and Share Ownership
      If you owned shares of Advanced Energy common stock in your name as of the close of business on Monday, March 13, 2006, you are entitled to vote on the proposals that are presented at the meeting. On that date, which is referred to as the “record date” for the meeting, 44,651,537 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 731 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.
Voting Procedures
      Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the annual meeting. The inspector of the election will determine whether or not a quorum is present at the annual meeting. A quorum will be present at the meeting if a majority of the shares of common stock entitled to vote at the meeting are represented at the meeting, either by proxy or by the person who owns the shares. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the annual meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the meeting.
      If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-quoted companies, brokers cannot vote on any of the proposals without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals being considered at the meeting and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.
      Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, directors will be elected by a plurality of the votes and each of the other matters described in this proxy statement will be approved by a majority of the votes cast in favor of the proposal. Broker non-votes and abstentions will have no effect on the outcome of any of the matters described in this proxy statement.
      The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Effect of Broker Non-
Proposal	Vote Required	Votes and Abstentions

Election of directors	The eight nominees who receive the most votes will be elected	No effect

Approval of an amendment to the 2003 Non-Employee Directors’ Stock Option Plan to expand the forms of awards that may be granted to non-employee directors	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect

Ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered accounting firm for 2006	Majority of the shares present at the meeting (by proxy or in person) and voting “For” or “Against” the proposal	No effect
      If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the by-laws of Advanced Energy, the number of votes which may be required to approve a proposal is either a majority of the shares of common stock represented at the meeting and entitled to vote, or a majority of the shares of common stock represented at the meeting and casting votes either for or against the matter being considered. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the annual meeting.
Costs of Solicitation
      Advanced Energy will bear the costs of soliciting proxies in connection with the annual meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners.
Delivery and Revocability of Proxies
      You may vote your shares by marking the enclosed proxy card and mailing it to American Stock Transfer & Trust Company in the enclosed postage prepaid envelope. If you mail your proxy, please allow sufficient time for it to be received in advance of the annual meeting.
      If you deliver your proxy and change your mind before the meeting, you may revoke your proxy by delivering notice to Jay Margulies, our Secretary, at Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the meeting, you must revoke it before the meeting begins. Attending the meeting will not automatically revoke your previously-delivered proxy.
Delivery of Documents to Stockholders Sharing an Address
      If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2005 Annual Report to Stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced

Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2005 Annual Report to Stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number (970) 221-4670. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2005 Annual Report to Stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.
Common Stock Ownership by Management and Other Stockholders
      The following table sets forth the beneficial ownership of Advanced Energy common stock as of March 13, 2006 by:

•	each person known to us to beneficially own more than 5% of the outstanding common stock;

•	each director and nominee for director;

•	each named executive officer identified on page 14; and

•	the current directors and executive officers as a group.

	Shares Beneficially
Name of Stockholder	Owned		Percent Owned

Douglas S. Schatz, Chairman of the Board of Directors	9,498,859	(1,2,5)	21.3%
T. Rowe Price Associates, Inc.	2,332,050	(3)	5.2%
Dalton, Greiner, Hartman, Maher & Co LLC	2,274,208	(4)	5.0%
Richard P. Beck, Director	53,074	(2,5)	*
Hans Georg Betz, Director, Chief Executive Officer and President	15,000	(2)	*
Joseph R. Bronson, Director	15,000	(2,5)	*
Barry Z. Posner, Director	15,000	(2,5)	*
Elwood Spedden, Director	32,500	(2,5)	*
Trung Doan, Director	5,000	(2,5)	*
Thomas Rohrs, Nominee for Director	0	(5)	*
Charles S. Rhoades, Chief Operating Officer	101,093	(2,7)	*
James G. Guilmart, Senior Vice President, Sales	151,761	(2)	*
Mark D. Hartman, Principal Financial and Accounting Officer	11,770	(2)	*
Michael El-Hillow, former Executive Vice President of Finance and Administration and Chief Financial Officer	89,500	(2,6)	*
Linda A. Capuano, former Executive Vice President and Chief Technology Officer	0	(9)	*
All current executive officers and directors, as a group (10 persons)	9,899,057	(5,8)	22.2%

*	Less than 1% of the outstanding shares of our common stock.

(1)	Includes 9,133,285 shares held by the family trust of Mr. Schatz and his wife, and 230,000 shares held by a charitable foundation of which Mr. Schatz and members of his immediate family are the trustees. Mr. Schatz may be deemed to share with the other trustees voting and dispositive power with respect to the charitable foundation’s 230,000 shares. Mr. Schatz disclaims beneficial ownership of the 230,000 shares held by the charitable foundation. Mr. Schatz’ address is c/ o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

(2)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of March 13, 2006 pursuant to stock options granted or assumed by Advanced Energy:

• Schatz	132,939
• Beck	22,500
• Betz	15,000
• Bronson	15,000
• Doan	5,000
• Posner	15,000
• Spedden	32,500
• Rhoades	90,395
• Guilmart	150,858
• Hartman	10,777
• El-Hillow	87,500

(3)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 14, 2006 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reports dispositive power over 2,332,050 shares, or 5.2%. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(4)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 10, 2006 by Dalton, Greiner, Hartman, Maher & Co LLC. T Dalton, Greiner, Hartman, Maher & Co LLC reports dispositive power over 2,274,208 shares, or 5.4%. The address for Dalton, Greiner, Hartman, Maher & Co LLC is 565 Fifth Avenue, Suite 2101, New York, NY 10017.

(5)	The shares reported in the table do not include awards which will be granted to each non-employee director, if such person is re-elected or initially elected to the Board of Directors at the annual meeting.

(6)	Mr. El-Hillow was Executive Vice President of Finance and Administration and Chief Financial Officer of Advanced Energy until December 30, 2005.

(7)	The shares reported in the table include 10,000 shares owned indirectly by a trust for the benefit of Mr. Rhoades’ siblings. Mr. Rhoades is the trustee of such trust.

(8)	The shares reported in the table include 489,969 shares that the current 10 executive officers and directors collectively have the right to acquire within 60 days of March 13, 2006 pursuant to stock options granted by Advanced Energy.

(9)	Dr. Capuano was Executive Vice President and Chief Technology Officer of Advanced Energy through August 2005.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      A board of eight directors is to be elected at the annual meeting. The Board of Directors has nominated for election the persons listed below. Each of the nominees is currently a director of Advanced Energy, with the exception of Mr. Rohrs. In the event that any nominee is unable to or declines to serve as a director at the time of the meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors, on recommendation by the Corporate Governance and Nominations Committee to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the meeting will continue from the end of the meeting until the next Annual Meeting of Stockholders (expected to be held in the year 2007), or until a successor has been elected and qualified or until such director’s earlier resignation or removal.

NOMINEES

		Director
Name	Age	Since	Principal Occupation and Business Experience

Douglas S. Schatz	60	1981	Douglas S. Schatz is a co-founder of Advanced Energy and has been its Chairman since its incorporation in 1981. From incorporation in 1981 through July 2005, Mr. Schatz also served as Chief Executive Officer. From incorporation in 1981 through July 1999 and from March 2001 through July 2005, he also served as President. Since December 1995, Mr. Schatz has also served as a director of Advanced Power Technology, Inc., a publicly held company that provides high power, high voltage and high performance semiconductors and power modules, and is a member of its nominating committee and the chairman of its compensation committee.

Richard P. Beck(1,2)	72	1995	Richard P. Beck joined Advanced Energy in March 1992 as Vice President and Chief Financial Officer and became Senior Vice President in February 1998. In October 2001, Mr. Beck retired from the position of Chief Financial Officer, but remained as a Senior Vice President until May 2002. Mr. Beck is chairman of the board of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment, and serves on its audit, compensation and nominating and governance committees. He is also a director of TTM Technologies, Inc., a publicly held manufacturer of printed circuit boards, and serves as a member of its nominations and corporate governance committee and as chairman of its audit committee.

Hans Georg Betz	59	2004	Dr. Hans Georg Betz joined the Board of Directors of Advanced Energy in July 2004. In August 2005, Dr. Betz became our Chief Executive Officer and President. Prior to August 2005, he served as chief executive officer of West STEAG Partners GmbH, a German-based venture capital company focused on the high-technology industry. Previously, he was chief executive officer of STEAG Electronic System AG and a managing director at Leybold AG. Dr. Betz serves as a director of Mattson Technology, Inc., a publicly held supplier of advanced process equipment used to manufacture semiconductors, and serves as a member of its audit and compensation committees. He also serves as a board member of Steag HamaTech AG, a publicly held supplier of manufacturing equipment and process technology for the manufacture of optical media (CD/DVD) and for processing photomask and wafers for the semiconductor industry, and as a member of its compensation committee.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Joseph R. Bronson(2,3)	57	2004	Joseph R. Bronson joined the Board of Directors of Advanced Energy in December 2004. Mr. Bronson is currently president of FormFactor, Inc., a designer and manufacturer of advanced semiconductor wafer probe cards. Mr. Bronson was appointed president of FormFactor in November 2004 and has been a director of FormFactor since April 2001. Prior to becoming president of FormFactor, Mr. Bronson held significant leadership positions with Applied Materials, Inc., a manufacturer of semiconductor capital equipment. Until his resignation from Applied Materials in October 2004, he had served as an executive vice president since December 2000 and as its chief financial officer since January 1998. Mr. Bronson is also a director of Jacobs Engineering Group, a diversified technical consulting firm, and the chairman of the audit committee.

Trung T. Doan(3)	47	2005	Trung T. Doan joined the Board of Directors of Advanced Energy in November 2005. Mr. Doan is currently chairman and chief executive officer of SemiLEDs Corporation, a manufacturer of high-brightness light emitting diodes. From 1988 to 2003, Mr. Doan held various management and executive positions at Micron Technology, Inc., including as vice president of process development from 1997 to 2003. From April 2003 to September 2003, Mr. Doan was president and chief executive officer of Jusung Engineering, a semiconductor equipment manufacturer based in Korea. From September 2003 to January 2005, Mr. Doan was corporate vice president, Applied Global Services at Applied Materials, Inc. Mr. Doan served as a non-employee director of Engineering Measurements Company, until it was acquired by Advanced Energy in 2001, at which time Mr. Doan became a non-employee director of Advanced Energy, a position he held until January 2004.

Barry Z. Posner(1,3)	57	2004	Dr. Barry Z. Posner joined the Board of Directors of Advanced Energy in September 2004. Dr. Posner is Dean of the Leavey School of Business at Santa Clara University, a professor of leadership, and an award-winning author. Dr. Posner is currently on the editorial review boards of the Journal of Business Ethics and Leadership Review, and section editor for the Journal of Management Inquiry. Dr. Posner also conducts leadership-based workshops for corporations around the world.

		Director
Name	Age	Since	Principal Occupation and Business Experience

Thomas Rohrs	55	nominee	Thomas Rohrs currently serves as an executive consultant to several technology and technology-related companies. From 1997 to 2002, Mr. Rohrs was with Applied Materials, Inc., most recently as senior vice president of global operations and a member of the executive committee. In addition, he served part time as a strategic development advisor in their customer support group from 2003 to 2004. From 1992 to 1997, Mr. Rohrs held various positions with Silicon Graphics, Inc. serving lastly as vice president of worldwide operations. Mr. Rohrs also has held management positions with MIPS Computer Systems and Hewlett-Packard Company. Mr. Rohrs serves on the Board of Directors of the following publicly held companies: Magma Design Automation, Inc., a company which develops software for electronic design automation; Ultra Clean Technology, which designs, engineers, and manufactures gas and liquid delivery systems for semiconductor process equipment manufacturers and device makers and Electroglas, Inc., a provider of automated probing technologies. Mr. Rohrs also serves on the Board of Directors of Vignani Technologies Pvt Ltd, an engineering services company.

Elwood Spedden(1,2,3,4)	68	1995	Elwood Spedden has served on the Board of Directors of Advanced Energy since September 1995. Mr. Spedden was chief executive officer of Photon Dynamics, Inc., a publicly held manufacturer of flat panel display test equipment, from January 2003 until his retirement in January 2004. From July 1996 to June 1997, Mr. Spedden was a vice president of KLA-Tencor Semiconductor, a manufacturer of automatic test equipment used in the fabrication of semiconductors.

(1)	Member of the Corporate Governance and Nominations Committee.

(2)	Member of the Audit and Finance Committee.

(3)	Member of the Compensation Committee.

(4)	Lead Director.
      The Board of Directors has determined that each of the nominees, other than Douglas S. Schatz, is an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq National Market. The Board of Directors has made an affirmative determination that none of the independent directors has any relationship with Advanced Energy that would impair his independence. The independent directors, if all of them are elected at the annual meeting, will constitute a majority of the Board of Directors.
Required Vote
      The eight nominees receiving the highest number of affirmative (FOR) votes at the meeting will be elected as directors. Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the eight nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.
      The Board of Directors recommends a vote “FOR” the election of each of the eight nominees named above.

Director Compensation
      On January 26, 2006, Advanced Energy Industries, Inc. revised its non-employee director compensation structure, subject to stockholder approval of the amendment to the 2003 Non-Employee Directors’ Stock Option Plan with respect to the issuances of restricted stock units. Compensation for each non-employee director, assuming stockholder approval with respect to the amendment to the 2003 Non-Employee Directors’ Stock Option Plan, will be as follows:

•	$20,000 annual retainer paid quarterly in July, October, February and April;

•	An additional $50,000 annual retainer for the Chair of the Board, paid quarterly in July, October, February and April;

•	An additional $30,000 annual retainer for the Lead Director paid quarterly in July, October, February and April;

•	$3,000 per day for each full board meeting, whether such meeting is held in person or telephonically;

•	$4,000 per Audit and Finance Committee meeting for the Chair and $1,750 per meeting for each other committee member, whether such meeting is held in person or telephonically;

•	$2,000 per Compensation Committee meeting or Corporate Governance & Nominations Committee meeting for such Committee’s Chair and $750 for each other Committee member, whether such meeting is held in person or telephonically;

•	5,000 restricted stock units on initial election or appointment to the Board; and

•	2,000 restricted stock units annually on the date of re-election at the annual meeting.

•	Restricted stock units awarded to non-employee directors will vest as to 25% of the underlying shares on each annual anniversary of the grant date until fully vested on the fourth anniversary of the grant date.
Board Meetings
      The Board of Directors held eight meetings in 2005. In 2005, the Board of Directors had an Audit and Finance Committee, a Corporate Governance and Nominations Committee and a Compensation Committee. In 2005, each incumbent director attended at least 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he was a director) and the committees (held during the period for which he served on such committees) on which he served.
Audit and Finance Committee

Composition and Meetings
      The Audit and Finance Committee consists of Messrs. Bronson (Chairman), Beck and Spedden. Each of the members of the Audit and Finance Committee is an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq National Market. The Board of Directors has evaluated the credentials of and determined that Mr. Bronson is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K and that he is “independent” within the meaning of Section 10-A of the Securities Exchange Act of 1934. The Audit and Finance Committee met seven times in 2005.

Policy on Audit and Finance Committee Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
      The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Approval is provided on a service-by-service basis and is generally subject to a specified budget. In 2005, the Audit and Finance Committee approved all of the audit and non-audit services provided by Advanced Energy’s independent registered public accounting firm.

Committee Charter and Responsibilities
      The Audit and Finance Committee is governed by a written charter, which is available on our website at www.advanced-energy.com. The Committee is responsible for, among other things:

•	selecting Advanced Energy’s independent registered public accounting firm;

•	approving the scope, fees and results of the audit engagement;

•	determining the independence and evaluating the performance of Advanced Energy’s independent registered public accounting firm and internal auditors;

•	approving in advance, any audit and non-audit services and fees charged by the independent registered public accounting firm;

•	evaluating the comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

•	reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving any significant changes; and

•	establishing and maintaining procedures for, and a policy of, open access to the members of the Audit and Finance Committee by the employees of and consultants to Advanced Energy to enable the employees and consultants to bring to the attention of the Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Committee.
      The Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10-K and 10-Q.
      Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discusses with the Committee any issues they believe should be raised.

Report of the Audit and Finance Committee
      The Committee has reviewed Advanced Energy’s audited financial statements and met together and separately with both management and Grant Thornton LLP, the Company’s current independent registered public accounting firm to discuss Advanced Energy’s quarterly and annual financial statements and reports prior to issuance. In addition, the Committee has discussed with the independent registered public accounting firm the matters outlined in Statement on Accounting Standards No. 61 (Communication with Audit Committees) to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee has also discussed with the independent registered public accounting firm their independence.
      Based on our review and discussion of the foregoing matters and information, the Committee recommended to the Board of Directors that the audited financial statements be included in Advanced Energy’s 2005 Annual Report on Form 10-K. The Committee has recommended the appointment of Grant Thornton

LLP as the Company’s independent registered public accounting firm for 2006, subject to shareholder approval.
The Audit and Finance Committee

Joseph R. Bronson, Chairman
Richard P. Beck
Elwood Spedden
Corporate Governance and Nominations Committee

Composition and Meetings
      The Corporate Governance and Nominations Committee consists of Messrs. Beck (Chairman), Bronson, Spedden and Dr. Posner. Each of the members of the Committee is an “independent director” within the meaning of Rule 4200(a)(15) under the Marketplace Rules of the Nasdaq National Market. The Corporate Governance and Nominations Committee met one time in 2005 and all Committee members were present.

Committee Charter and Responsibilities
      The Corporate Governance and Nominations Committee is governed by a written charter and Corporate Governance Guidelines that are available on our website at www.advanced-energy.com.
      The Committee is responsible for:

•	ensuring that a majority of the directors will be independent;

•	establishing qualifications and standards to serve as a director;

•	identifying and recommending individuals qualified to become directors;

•	considering any candidates recommended by stockholders;

•	determining the appropriate size and composition of the Board;

•	ensuring that the independent directors meet in executive session quarterly;

•	reviewing other directorships, positions and other business and personal relationships of directors and candidates for conflicts of interest, effect on independence, ability to commit sufficient time and attention to the Board and other suitability criteria;

•	sponsoring and overseeing performance evaluations for the Board as a whole, conducting director peer evaluations, coordinating evaluations of the other committees with the other committees chairpersons;

•	developing and reviewing periodically, at least annually, the corporate governance policies and guidelines of Advanced Energy, and recommending any changes to the Board; and

•	considering any other corporate governance issues that arise from time to time and referring them to the Board. If the Board requests, the Committee will develop appropriate recommendations to the Board.
      During 2005, the Committee successfully recruited a new director, Trung T. Doan. The Committee worked closely with other directors of the Company to identify and consider director candidates. The Committee will consider any and all director candidates recommended by our stockholders. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Corporate Governance and Nominations Committee, in care of the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Your recommendation should include your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under “Proposals of Stockholders” on page 23 of this proxy statement.

      The Committee will apply the same processes and criteria in evaluating director candidates recommended by stockholders as it applies in evaluating director candidates recommended by directors, members of management or any other person.
Compensation Committee

Composition and Meetings
      During 2005, the Compensation Committee consisted of Dr. Posner (Chairman) and Messrs. Bronson and Spedden. In February 2006, Trung T. Doan was added as a member of the Compensation Committee. Each of the members of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code and an “independent director” within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq National Market. The Compensation Committee met two times in 2005.

Committee Charter and Responsibilities
      The Compensation Committee is governed by a written charter, which is available on our website at www.advanced-energy.com. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of Advanced Energy, administering Advanced Energy’s incentive compensation and benefit plans and recommending to the Board of Directors policies relating to such compensation and benefit plans. During 2004, the Compensation Committee retained an independent consultant (the independent compensation consultant) to assist the Compensation Committee in fulfilling these responsibilities, and has sought further advice and information from the independent compensation consultant periodically since such time.

Report of the Compensation Committee on Executive Compensation
      The Compensation Committee strives to develop and maintain competitive, progressive programs that attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of Advanced Energy by appropriately rewarding such individuals for their achievements. We believe that the executives’ total compensation should be based on both individual performance and the company’s operating results. Our executive compensation program, therefore, includes cash bonuses and equity-based incentives, in addition to base salary.

Compensation Components
      Base Salary and Cash Bonus. We aim to provide a competitive base salary that provides sufficient cash compensation to the Chief Executive Officer and the other executive officers, but that encourages the executives to strive for cash bonuses in addition to their base salaries. To determine base salaries for the Chief Executive Officer and the other executive officers of the company, we historically have reviewed data from published industry reports and surveys of similarly sized high technology companies, within and outside of the semiconductor capital equipment industry. To establish 2005 base salaries, we considered the executive compensation reported by a peer group of semiconductor capital equipment companies including ATMI, Inc., Brooks Automation, Inc., Helix Technology Corporation and MKS Instruments, Inc. (“peer companies”), as well as the financial performance of the company during 2004, each executive officer’s future potential and the scope of his or her responsibilities and experience. 2005 base salaries for the executive officers, other than the Chief Executive Officer, were set between the 40th and 60th percentile of the salaries paid to executive officers in comparable positions at the peer companies. The executive officers, including the Chief Executive Officer, also were eligible to participate in a bonus pool, based upon the company’s operating results in 2005. In September 2005, the Compensation Committee awarded mid-year cash bonuses to the executive officers, based upon significant improvement in the results of operations in the first six months of 2005 and completion of the transition of the production of substantially all product lines to the Shenzhen facility. In March

2006, the Compensation Committee awarded second-half 2005 cash bonuses to the executive officers based upon the Company’s results of operations in the second half of 2005.
      Equity-Based Incentives. We believe that equity-based incentives align the executives’ interests with those of the stockholders and focus the executives’ attention on the long-term performance of the company. Equity-based incentives historically have been awarded in the form of time-vested stock options. In 2005, based upon the recommendation of the independent compensation consultant, we began granting a portion of the executive officers’ equity-based incentives in the form of time-vested restricted stock units. In determining the number of options and restricted stock units granted to each executive officer in 2005, we reviewed each executive officer’s base salary and bonus potential, and awarded options and restricted stock units aimed at achieving total compensation between the 40th and 60th percentile of the total compensation paid to executive officers in comparable positions at the peer companies.

Chief Executive Officer Compensation
      The compensation of the Chief Executive Officer is based on the policies and procedures applicable generally to executive officers of Advanced Energy, as described above. Dr. Betz became our Chief Executive Officer in August 2005. His base compensation was set between the 40th and the 60th percentile of salaries paid to chief executive officers at the peer companies, consistent with the compensation guidelines applied to the other executive officers. He received a $50,000 sign-on bonus. Dr. Betz also participated in the 2005 Executive Compensation Plan, pursuant to which he received a second-half 2005 cash bonus, pro rated based upon his start date of August 1, 2005. Shortly following his start date, Dr. Betz was awarded a time-vested stock option and restricted stock units. The Compensation Committee consulted with an independent compensation consultant to set the parameters for Dr. Betz’s compensation package and then negotiated the final offer letter with Dr. Betz. Dr. Betz also entered into a Executive Change in Control Severance Agreement, which is described in detail in this proxy statement under the heading “Change in Control Agreements.”

Effect of Section 162(m) of the Internal Revenue Code
      Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million the corporate deduction for compensation paid to certain executive officers, unless the compensation is “performance-based” (as defined in Section 162(m)). Each of the Board of Directors and the Compensation Committee has carefully considered the potential impact of this limitation on executive compensation and has determined it to be in the best interests of Advanced Energy and the stockholders to seek to qualify as tax deductible virtually all executive compensation. The Board of Directors and the Compensation Committee also recognize the need to consider factors other than tax deductibility in making compensation decisions and thus reserve the flexibility to award compensation that is not necessarily performance-based. Restricted stock units granted in the first quarter of 2005, for example, vest over time and, accordingly, do not qualify as performance-based compensation for purposes of Section 162(m).
The Compensation Committee

Barry Z. Posner, Chairman
Joseph R. Bronson
Elwood Spedden
Compensation Committee Interlocks and Insider Participation
      The current members of the compensation committee are Dr. Posner and Messrs. Bronson, Doan and Spedden. None of such directors is or has been an officer or employee of Advanced Energy, nor has any of such persons had a direct or indirect interest in any business transaction with Advanced Energy involving an amount in excess of $60,000 or any other interlock relationship required to be reported under the rules of the Securities and Exchange Commission.
      During 2005, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy’s Board of Directors or its Compensation Committee.

EXECUTIVE COMPENSATION
Summary of Cash and Certain Other Compensation
      The following table sets forth the compensation earned in 2005 by Advanced Energy’s Chief Executive Officers and the five highest-paid executive officers, other than the Chief Executive Officer, based on salary and bonus in 2005. These seven officers are referred to as the “named executive officers.” Each named executive officer is appointed annually by the Board of Directors.
Summary Compensation Table

					Long-Term Compensation
					Awards

		Annual Compensation			Securities	Restricted	All Other
					Underlying	Stock	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Options (#)	Awards	($)(1)

Douglas S. Schatz	2005	237,000	96,000		93,000	26,000	27,000
Chairman of the Board,	2004	391,000	—		85,000		34,000
Former Chief Executive Officer	2003	391,000	—		100,000		32,000
and President(2)
Hans Georg Betz	2005	193,500	113,000		140,000	50,000	70,000	(4)
Chief Executive Officer
and President(3)
Charles S. Rhoades	2005	285,000	107,000		36,000	10,000	37,000	(6)
Chief Operating Officer(5)	2004	229,000	5,000		65,000		134,000	(6)
	2003	224,000	26,000	(7)	20,000		39,000	(6)
James G. Guilmart	2005	265,000	75,000	(8)	10,000	1,500	11,000
Senior Vice President, Sales	2004	265,000	51,000	(8)	15,000		11,000
	2003	265,000	42,000	(8)	20,000		11,000
Mark D. Hartman	2005	125,000	44,000		—	1,600	2,000
Principal Financial and
Accounting Officer(9)
Michael El-Hillow	2005	280,000	61,000		34,000	10,000	11,000
Former Executive Vice President and	2004	269,000	20,000		70,000		11,000
Chief Financial Officer(10)	2003	235,000	—		80,000		14,000
Linda A. Capuano	2005	184,000	—		27,000	8,000	143,000
Former Executive Vice President	2004	39,000	—		75,000		175,000	(12)
and Chief Technology Officer(11)

(1)	Reflects car allowances and amounts contributed by Advanced Energy under Advanced Energy’s 401(k) profit sharing plan, except as otherwise noted.

(2)	Mr. Schatz served as Chief Executive Officer and President of Advanced Energy through his retirement in July 2005. Mr. Schatz continues to serve as Chairman of the Board of Directors.

(3)	Dr. Betz was appointed Chief Executive Officer and President of Advanced Energy effective August 2005.

(4)	Includes payment on behalf of Dr. Betz for relocation costs and temporary housing of $60,000 in 2005.

(5)	Mr. Rhoades joined Advanced Energy in September 2002 as Senior Vice President and General Manager of Control Systems and Instrumentation. In August 2004, he was appointed Executive Vice President of Products and Operations. In December 2005, he was appointed Chief Operating Officer.

(6)	Includes payments on behalf of Mr. Rhoades for relocation costs and temporary housing of $26,000 in 2005, $130,000 in 2004 and $36,000 in 2003.

(7)	2003 amount represents a performance bonus earned and paid in 2003, the terms of which were agreed upon at hire.

(8)	Includes sales commissions paid to Mr. Guilmart of $35,000 in 2005, $51,000 in 2004 and $42,000 in 2003.

(9)	Mr. Hartman was designated Principal Financial and Accounting Officer effective December 31, 2005, upon the departure of Mr. El-Hillow, Chief Financial Officer.

(10)	Mr. El-Hillow served as Executive Vice President of Finance and Administration and Chief Financial Officer until December 30, 2005.

(11)	Dr. Capuano served as Executive Vice President and Chief Technology Officer of Advanced Energy from October 2004 to August 2005. She served as a consultant to Advanced Energy from April 2004 to October 2004.

(12)	Includes consulting fees of $173,000 paid to Dr. Capuano for the period from April 2004 to October 2004, prior to joining Advanced Energy.
Option Grants in 2005
      The following table sets forth information as to stock options granted in 2005 to the named executive officers.

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to	Exercise		Option Term
	Options	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Douglas S. Schatz	93,000	23%	7.15	1/31/2015	416,835	1,056,340
Hans Georg Betz	140,000	35%	9.56	8/1/2015	841,713	2,133,065
Charles S. Rhoades	36,000	9%	7.15	1/31/2015	161,877	410,229
James G. Guilmart	10,000	2%	7.15	1/31/2015	44,966	113,953
Mark D. Hartman	—	—	—	—	—	—
Michael El-Hillow	34,000	8%	7.15	1/31/2015	152,884	387,439
Linda A. Capuano	27,000	7%	7.15	1/31/2015	121,408	307,672
      All options reflected in the table above were granted under Advanced Energy’s 2003 Stock Option Plan. Each option vests as to one-fourth of the underlying shares on the first anniversary of its grant date and as to an additional one-fourth of the underlying shares annually thereafter until fully vested. The exercise price of each option is equal to the closing price of the common stock on the date of grant, as reported on the Nasdaq National Market.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005
      The following table sets forth information as to options granted by Advanced Energy under the 1995 and 2003 Employee Stock Option Plans that were exercised by the named executive officers during 2005 and options held by the named executive officers at December 31, 2005.

			Number of Securities	Value of
			Underlying	Unexercised
			Unexercised Options	In-the-Money Options at
	Shares		at Fiscal Year-End (#)	Fiscal Year-End ($)
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable	Unexercisable(1)

Douglas S. Schatz	50,000	$187,400	104,452/123,248	$7,800/$457,100
Hans Georg Betz	0	$0	15,000/145,000	$4,700/$317,800
Charles S. Rhoades	0	$0	71,795/88,855	$145,900/$278,000
James G. Guilmart	0	$0	144,921/21,329	$54,800/$73,400
Mark D. Hartman	0	$0	10,390/1,010	$7,500/$3,700
Michael El-Hillow(2)	45,468	$209,100	87,500/0	$0/$0
Linda A. Capuano(3)	0	$0	18,750/0	$27,400/$0

(1)	Reflects the difference between the fair market value at December 31, 2005 of the securities underlying the in-the-money stock options and the exercise price of the stock options.

(2)	Mr. El-Hillow left Advanced Energy in December 2005. He has until March 30, 2006 to exercise the 87,500 stock options included in this table.

(3)	On February 16, 2006, Ms. Capuano exercised 11,622 of the stock options included in this table and realized value of $65,432, and on February 17, 2006, she exercised the remaining 7,128 of the stock options included in this table and realized value of $45,049.
Equity Compensation Plan Information
      The following table presents information as of the end of Advanced Energy’s fiscal year 2005 with respect to equity compensation plans:

	(a)				Number of Securities
	Number of				Remaining Available for
	Securities to be		Weighted-		Future Issuance Under
	Issued Upon		average		Equity Compensation
	Exercise of		Exercise Price of		Plans (Excluding
	Outstanding		Outstanding		Securities Reflected in
	Options		Options		Column (a))

Equity compensation plans approved by security holders(1)	2,736,041	(2)	$18.13	(2)	1,825,316
Equity compensation plans not approved by security holders(3)	629,645		$22.53		—

Total	3,365,686		$18.95		1,825,316

(1)	Consists of the 2003 Stock Option Plan, the 2003 Non-Employee Directors’ Stock Option Plan, 1995 Employee Stock Option Plan, the Non-Employee Directors Stock Option Plan, and the Employee Stock Purchase Plan. The 1995 Employee Stock Option Plan and the Non-Employee Directors Stock Option Plan terminated on May 7, 2003, upon shareholder approval of the 2003 Stock Option Plans, however existing stock options outstanding under the 1995 Employee Stock Option Plan and the Non-Employee Directors Stock Option Plan remain outstanding according to their original terms.

(2)	Does not include purchase rights accruing under the Employee Stock Purchase Plan for the offering beginning on December 1, 2005, the number of shares and exercise price of which will not be determinable until the expiration of such offering period.

(3)	Consists of the 2002 and 2001 Employee Stock Option Plans. These plans were both terminated on April 14, 2004, by resolution of the Company’s board of directors. The options outstanding under these plans remain outstanding according to their original terms.
Change in Control Agreements
      Advanced Energy has entered into Executive Change in Control Agreements (“CIC Agreement”) with each of the following executives: Hans Georg Betz and Charles S. Rhoades. The CIC Agreement provides each of these executives with severance payments and certain benefits in the event of his or her termination without Cause or other Involuntary Termination (as such capitalized terms are defined in the CIC Agreement).
      In the event of an executive’s termination without Cause, provided that a Change in Control (as defined in the CIC Agreement) has not occurred and there is no Pending Change in Control (as defined in the CIC Agreement), the executive will be entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to the executive’s then current annual base salary plus his or her target bonus for the year in which the termination is effected, (c) continuation of insurance and other benefits for 12 months following the date of termination, (d) an amount equal to the contributions that would have been made to the company’s retirement plans on behalf of executive, if the executive had continued to be employed for 12 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services.
      An “Involuntary Termination” will be deemed to have occurred if the executive’s employment is terminated (i) without Cause following a Change in Control or during a Pending Change in Control, (ii) by the executive for Good Reason following a Change in Control, or (iii) by the executive, for any reason or no reason, during the 30-day period commencing on the date that is six months after a Change in Control. In the event of an Involuntary Termination following a Change in Control, the executive will be entitled to receive: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal to 1.75 times (i) the executive’s then current annual base salary plus (ii) his or her target bonus for the year in which the termination is effected, (c) continuation of insurance and other benefits for 21 months following the date of termination, (d) an amount equal to the contributions that would have been made to the company’s retirement plans on behalf of executive, if the executive had continued to be employed for 21 months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services. In addition, if an Involuntary Termination occurs following a Change in Control and during the term of the CIC Agreement, all stock options and other equity awards then held by the executive whose employment was terminated will become fully vested and exercisable.

STOCK PERFORMANCE GRAPH
      The following graph reflects the cumulative total stockholder return on the Advanced Energy common stock since December 31, 2000, compared with each of the Nasdaq Composite and the Philadelphia Semiconductor Index (SOXX). Historical stock price performance is not necessarily indicative of any future stock price performance.
CERTAIN TRANSACTIONS WITH MANAGEMENT
      Advanced Energy leases its executive offices and certain manufacturing facilities in Fort Collins, Colorado from Prospect Park East Partnership and from Sharp Point Properties, LLC, and has secured future leasing rights for a parcel of land from Sharp Point Properties, LLC. Aggregate payments under such leases for 2005 totaled approximately $3.0 million. Douglas S. Schatz, Chairman of the Board of Advanced Energy, holds a 26.67% member interest in each of these leasing entities. Mr. Schatz did not participate in the negotiations of these leases. At the time of the negotiations, Advanced Energy compared the lease rates and other terms of similar properties in the Fort Collins area. Advanced Energy believes that the lease rates and other terms of the leases with Prospect Park East Partnership and Sharp Point Properties, LLC are no less favorable to Advanced Energy than could have been obtained from a third-party lessor of similar property.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Energy’s executive officers and directors and persons who own more than ten percent of the outstanding common stock (“reporting persons”) to file with the Securities and Exchange Commission an initial report of ownership on Form 3 and changes in ownership on Forms 4 and 5. The reporting persons are also required to furnish Advanced Energy with copies of all forms they file. Based solely on its review of the copies of forms received by it and written representations from the reporting persons, Advanced Energy believes that each of the reporting persons timely filed all reports required to be filed in 2005 or with respect to transactions in 2005, except for one Form 4 filing for Douglas S. Schatz, Director, that was filed late to report the sales of 86,868 shares of common stock on December 2, 2005 (this transaction was reported on December 7, 2005).
PROPOSAL NO. 2
AMENDMENT OF 2003 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN
      The Board of Directors of Advanced Energy is submitting for stockholder approval an amendment of the 2003 Non-Employee Directors’ Plan (the Directors’ Plan). On January 26, 2006, the Board of Directors of

Advanced Energy approved the non-employee director compensation structure as described on page 9. Compensation for each non-employee director now includes the award of restricted stock units on initial election or appointment or upon re-election to the Board. Stock option grants are no longer included in the non-employee director compensation. On February 15, 2006, the Board of Directors approved, subject to approval by the stockholders of Advanced Energy, an amendment to the Directors’ Plan to provide for automatic grants of restricted stock units to each non-employee director upon each director’s initial appointment as a non-employee director and annually thereafter upon re-election to the Board. On February 15, 2006, there were 120,000 shares of common stock remaining which are authorized to be issued under the Directors’ Plan.
General Nature of the Directors’ Plan
      The principal purposes of the Directors’ Plan are to provide incentives for independent directors to further the growth, development and financial success of Advanced Energy by personally benefiting through the ownership of Advanced Energy’s common stock, and to obtain and retain the services of such individuals who are considered essential to the long term success of Advanced Energy through the grant or issuance of nonqualified stock options (NSOs), restricted stock, and/or restricted stock units.
      The principal features of the Directors’ Plan are summarized below, but the summary is qualified in its entirety by reference to the Directors’ Plan itself, which is included as Appendix A to this proxy statement.
Shares Reserved
      Under the Directors’ Plan, the aggregate number of shares of common stock that may be issued through restricted stock, restricted stock units, and/or upon the exercise of NSOs is 125,000 shares.
      On March 31, 2006 the closing price of Advanced Energy’s common stock on the Nasdaq National Market was $14.13 per share.
      The shares of common stock available for issuance under the Directors’ Plan are previously authorized and unissued shares. The Directors’ Plan provides for appropriate adjustments in the number of shares subject to the Directors’ Plan and to outstanding NSOs, restricted stock units, and shares of restricted stock thereunder in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting Advanced Energy’s shares. Shares subject to expired, surrendered or unexercisable NSOs, restricted stock, or restricted stock units, as applicable, are available for future issuance under the Directors’ Plan.
Administration
      The Directors’ Plan is administered by a committee selected by the Board of Directors, consisting of at least two individuals each of whom is either a member of the board and not a non-employee director, or a senior officer of Advanced Energy who is not a member of the board.
      The administrator is solely responsible for the interpretation, implementation and application of the Directors’ Plan. With the approval of the Board of Directors, the administrator may suspend or discontinue the plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Company’s stockholders no revision or amendment shall change the number of shares available for issuance under the plan (except in the event of a change in corporate structure or capitalization affecting the shares), change the designation of the class of individuals eligible to receive options or materially increase the benefits accruing to the Non-Employee Directors under the plan.
Awards Under the Directors’ Plan
      Currently, the Directors’ Plan provides that a non-employee director will automatically receive an option to purchase 15,000 shares on the first date elected or appointed as a member of the board, and 5,000 shares on any date re-elected as a member of the board by Advanced Energy’s stockholders. All awards granted under the Directors’ Plan are not considered incentive stock options within the meaning of Section of 422 of the Internal Revenue Code.
      Options granted under the Directors’ Plan must have an exercise price of at least 100% of fair market value of a share on the date of option grant. Fair market value means the closing sales price of a share on such date as reported on the principal exchange or market on which shares are then listed or admitted for trading.
      An NSO granted upon the date first elected or appointed as a member of the board is immediately exercisable as to one-third of the shares subject to the grant, then another one-third on each of the next two anniversaries of the date granted. NSOs issued upon re-election are immediately vested. NSOs may not be granted for any term exceeding 10 years after the grant date.
      The proposed amendment replaces the automatic grant of stock options on the first date elected or appointed or re-elected as a member of the board with the award of five thousand restricted stock units for such elections and appointments to the Board, and two thousand restricted stock units upon re-elections to the Board. Restricted stock units awarded to non-employee directors will vest as to 25% of the underlying shares on each annual anniversary of the grant date until fully vested on the fourth anniversary of the grant date.
Terms of Awards
      Awards of stock options under the Directors’ Plan generally expire after the earlier of (i) six months after the date the non-employee director ceases to be a member of the board, including by reason of death; (ii) the occurrence of a change in control; and (iii) the 10th anniversary of the date of grant. If a director has served continuously as a member of the board for at least five years, the period under subsection (i) above is eighteen months.
      Generally, the exercise price may be paid in cash. At the discretion of the administrator, the exercise price may be paid by tender of shares of Advanced Energy stock having a fair market value not less than the exercise price, provided that these shares were owned by the non-employee director for a period of at least six months, or not acquired directly or indirectly from Advanced Energy.
Certain Federal Income Tax Consequences
      The federal income tax consequences of the Directors’ Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Directors’ Plan, and is intended for general information only. Alternative minimum tax and other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending on individual circumstances and from locality to locality.
      For federal income tax purposes, the recipient of NSOs granted under the Directors’ Plan will not have taxable income upon the grant of the option, nor will Advanced Energy then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and if Advanced Energy complies with applicable reporting requirements, it will be entitled to a business expense deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise.
      There are no immediate tax consequences of receiving an award of restricted stock units under the Directors Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If Advanced Energy complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      The foregoing summarizes the principal United States federal income tax consequences to Advanced Energy and to non-employee directors who are residents in the United States. The summary is based on the current provisions of the Tax Code and the regulations thereunder and on Advanced Energy’s understanding, in consultation with its legal counsel, of the current administrative practices of the Internal Revenue Service. Non-employee directors have been advised to obtain independent advice from their own tax advisors.
Required Vote
      Approval of the proposed amendment to the 2003 Non-Employee Directors Stock Option Plan requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.
      The Board of Directors recommends a vote “FOR” the amendment to the 2003 Non-Employee Directors’ Stock Option Plan.
PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
      On February 15, 2006, the Audit and Finance Committee approved the continued appointment of Grant Thornton LLP for 2006 as the Company’s independent registered public accounting firm. If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit and Finance Committee will reconsider its selection.
      The Audit and Finance Committee intends to meet with Grant Thornton LLP in 2006 on a quarterly or more frequent basis. At such times, the Audit and Finance Committee will review the services performed by Grant Thornton LLP, as well as the fees charged for such services.
      A representative of Grant Thornton LLP is expected to be present at the meeting and will have an opportunity to make a statement if he or she so desires. Moreover, the representative is expected to be available to respond to appropriate questions from the stockholders.
      On August 17, 2004, the Audit and Finance Committee of the Board of Directors of Advanced Energy appointed Grant Thornton LLP to replace KPMG LLP as the Company’s independent registered public accounting firm.
      In connection with the audit of Advanced Energy’s consolidated financial statements as of and for the year ended December 31, 2003, and with respect to the subsequent period through June 30, 2004, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion on the subject matter of the disagreement.
      The audit report of KPMG on the consolidated financial statements of Advanced Energy and subsidiaries as of and for the fiscal year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s audit report covering the fiscal year ended December 31, 2003 contained the following paragraphs:

“Advanced Energy Industries, Inc. and subsidiaries adopted the provisions of Statement of Financial Accounting Standards No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement 13, and Technical Corrections, effective January 1, 2003.”
      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the year ended December 31, 2003, or during the subsequent interim periods ended June 30, 2004.
      During the year ended December 31, 2003 and the subsequent interim periods ended June 30, 2004, Advanced Energy did not consult with Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Fees Billed by Grant Thornton LLP and KPMG LLP
      The following table presents fees billed by Grant Thornton LLP and KPMG LLP for professional services rendered for the fiscal years ended December 31, 2005 and 2004, for the periods of time that such firms were Advanced Energy’s principal accountants. Certain amounts from 2004 have been reclassified to conform to the 2005 presentation:

	2005	2004

	Grant Thornton LLP	Grant Thornton LLP	KPMG LLP

Audit Fees	$1,131,148	$1,205,099	$72,275
Audit-Related	195,893	12,496	65,000
Tax Services	—	—	—

Total Fees	$1,327,041	$1,217,595	$137,275

      No other services were provided by Grant Thornton LLP or KPMG LLP during 2005 or 2004 for the periods of time that such firms were Advanced Energy’s principal accountants. The Audit and Finance Committee approved all services provided by Grant Thornton LLP and KPMG LLP during 2005 and 2004.

Audit Fees
      Audit fees were for professional services rendered for the audit of Advanced Energy’s consolidated financial statements and internal controls over financial reporting, review of interim financial statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees
      Audit-related fees were for assurance and related services that are reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees”. These services include employee benefit plan audits, due diligence, agreed-upon procedures engagements and accounting consultations concerning financial accounting and reporting standards.

Tax Service Fees
      Tax service fees have historically been for tax services related to Advanced Energy’s global stock-based compensation plans.
Required Vote
      Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for Advanced Energy for 2006 requires the affirmative (FOR) vote of a majority of the shares of common stock cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes are not included.
      The Board of Directors recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as Advanced Energy’s independent registered public accounting firm.
CORPORATE GOVERNANCE MATTERS
Codes of Conduct and Ethics
      Advanced Energy has adopted a Code of Ethical Conduct that applies to the Board of Directors and employees. This Code of Ethical Conduct is available on our website at www.advanced-energy.com. Any waivers of, or amendments to, our Code of Ethical Conduct will be posted on our website.

Communications with Directors
      The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1625 Sharp Point Drive, Fort Collins, CO 80525. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature.
      Our Chairman of the Board, Douglas S. Schatz, attended the 2005 annual meeting of stockholders.
PROPOSALS OF STOCKHOLDERS
      Proposals that a stockholder desires to have included in Advanced Energy’s proxy materials for the 2007 Annual Meeting of Stockholders of Advanced Energy in accordance with SEC Rule 14a-8 must be received by the Secretary of Advanced Energy at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 8, 2006 in order to be considered for inclusion in such proxy materials. The proxy solicited by management of Advanced Energy for the 2007 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Advanced Energy is provided with notice of the proposal no later than February 21, 2007.
FORM 10-K
      A copy of Advanced Energy’s 2005 Annual Report on Form 10-K is included in the 2005 Annual Report to Stockholders accompanying this proxy statement. You can request an additional copy of the 2005 Annual Report on Form 10-K by mailing a request to the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525.
REPRESENTATION AT THE ANNUAL MEETING
      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed. Instructions as to how to deliver your proxy are included in this proxy statement under the caption “Delivery and Revocability of Proxies” on page 3 and on the proxy card.
THE BOARD OF DIRECTORS
Dated: April 6, 2006
Fort Collins, Colorado

APPENDIX A
ADVANCED ENERGY INDUSTRIES, INC.
AMENDED AND RESTATED 2003 NON-EMPLOYEE DIRECTORS’
STOCK OPTION PLAN
Adopted February 12, 2003
AMENDED AND RESTATED FEBRUARY 15, 2006
      1.     PURPOSE. The purpose of the Plan is to attract and retain the services of experienced and knowledgeable non-employee directors of Advanced Energy Industries, Inc., and to provide an incentive for such directors to increase their proprietary interests in the Company’s long-term success and progress.
      2.     DEFINITIONS. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.

(a) “Administrator” means the administrative committee described in Section 3.

(b) “Board” means the board of directors of the Company.

(c) “Company” means Advanced Energy Industries, Inc., a Delaware corporation.

(d) “Non-Employee Director” means any member of the Board who is a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) under Section 16 of the Securities Exchange Act of 1934 (“1934 Act”).

(e) “Plan” means this Advanced Energy Industries, Inc. Amended and Restated 2003 Non-Employee Directors’ Stock Option Plan.

(f) “Share” means one share of common stock of the Company.
      3.     ADMINISTRATION. The Plan shall be administered by a committee selected by the Board consisting of at least 2 individuals each of whom is either (i) a member of the Board and not a Non-Employee Director or (ii) a senior officer of the Company who is not a member of the Board. Subject to the provisions of the Plan, the Administrator shall have the authority to determine all other matters relating to administration and operation of the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons.
      4.     SHARES SUBJECT TO THE PLAN. The maximum number of Shares that may be issued pursuant to awards granted under the Plan is two hundred fifty thousand (250,000), subject to adjustment as provided in Section 6(b) and subject to limited re-issuance as indicated below. If an award expires, is surrendered, or in the case of options becomes unexercisable without having been exercised in full, the unissued or retained Shares shall become available for future grant under the Plan. Other Shares that actually have been issued under the Plan pursuant to an award shall not be returned to the Plan and shall not become available for future grant under the Plan.
      5.     ELIGIBILITY. A Non-Employee Director may receive awards under this Plan on the terms and conditions set forth in Sections 6 and 7. No other person may benefit under this Plan.
      6.     GENERAL TERMS AND CONDITIONS.
      (a) Automatic Grants. On and after the date of the annual meeting of the Company’s stockholders to be held in 2006, and subject to adjustment under Section 6(b), a Non-Employee Director will automatically receive five thousand (5,000) Restricted Stock Units on the date first elected or appointed as a member of the Board and (ii) two thousand (2,000) Restricted Stock Units on any date re-elected (or first elected after an appointment) as a member of the Board by the Company’s stockholders. Any such grant will be subject to the terms and conditions set forth in this Plan, and will be evidenced by written notice in such form as the

Administrator shall determine. Pursuant to Section 7, the form of award granted may be changed from time to time by resolution of the Board of Directors
      (b) Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to the Plan. If in connection with the change the Company ceases to exist, the surviving or successor entity must either assume the Company’s rights and obligations with respect to outstanding awards or substitute for outstanding awards substantially equivalent awards for equity interests in the entity. If there is no surviving or successor entity, a Non-Employee Director’s outstanding option shall become fully vested and exercisable as of the date seven (7) calendar days before the change. Restricted Stock and Restricted Stock Units shall vest upon consummation of the change. The exercise of any option that was permissible solely by reason of the change shall be conditioned upon consummation of the change. Options that are neither assumed, substituted nor exercised as of the time of the change shall terminate and cease to be outstanding.
      (c) Amendment. The Administrator shall have the power to modify, extend, or renew an outstanding award granted under this Plan, in a manner consistent with the terms of the Plan, provided that any such action may not significantly impair the awardholder’s rights without his or her consent. However, the Company will not reduce the exercise price of any outstanding option or cancel outstanding options and grant replacement options with a lower exercise price without the prior approval of the shareholders.
      7.     AWARDS.
      (a) Awards may take the form of Restricted Stock Units, Restricted Stock and/or Stock Options. The form of award granted under the Plan may be changed from time to time by resolution of the Board of Directors. Restricted Stock Units will be granted upon approval of this amended and restated Plan.
      (b) Restricted Stock Units

i) Vesting. Restricted Stock Units shall vest over a period of time to be established by the Administrator at the time of grant. Each award of Restricted Stock Units may be subject to a different vesting schedule. At the time of the grant, the Administrator may, in its sole discretion, prescribe restrictions in addition to or other than the expiration of the vesting period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock Units.

ii) Payment for Shares. At the time Shares are issued to the Non-Employee Director pursuant to Restricted Stock Units, the Non-Employee Director shall be required, to the extent required by applicable law, to purchase such Shares from the Company at a purchase price equal to the aggregate par value of the Shares represented by such Restricted Stock. The purchase price, if any, shall be payable in cash or, in the discretion of the Administrator, in consideration for past Services rendered to the Company or for such other form of consideration determined by the Administrator.

iii) Withholding Taxes. The Company shall have the right to deduct from the Shares issuable pursuant to Restricted Stock Units, or to accept from the Non-Employee Director the tender of, a number of whole Shares having a fair market value, as determined by the Administrator, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to the Restricted Stock Units or the Shares acquired pursuant thereto. Alternatively or in addition, in its sole discretion, the Company shall have the right to require Non-Employee Director, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with the Restricted Stock Units or the Shares acquired pursuant thereto.

iv) Termination of Service. Unless otherwise provided in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of the Non-Employee Director’s Service, any

Restricted Stock Units held by such Non-Employee Director that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock Units, the grantee shall have no further rights with respect to such award.

v) Transferability. Restricted Stock Units granted under the Plan are not transferable by the Non-Employee Director; provided, however, that a restricted stock unit may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument pursuant to a domestic relations order described in Rule 16a-12 of the 1934 Act or to an inter vivos or testamentary trust in which the option is to be passed to the Non-Employee Director’s beneficiaries upon the Non-Employee Director’s death or by gift to his or her immediate family (consisting of the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships). Any other purported transfer shall be null and void.

vi) Rights of a Holder. A Non-Employee Director shall have no rights as a shareholder with respect to the Shares covered by his or her Restricted Stock Units until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable award agreement.

      (c) Restricted Stock

i) Vesting. An award under this section may condition the vesting of Shares on the performance of future services by the eligible person, and may alternatively or additionally condition the vesting of Shares on such other performance-related conditions that the Administrator shall impose in its sole discretion.

ii) Transferability

(1) An unvested Share will not be transferable by the Non-Employee Director until it becomes vested. The Company shall receive a stock power duly endorsed in blank with respect to restricted Shares, and the related stock certificate shall bear the following legend:

(a) The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the Advanced Energy Industries, Inc. 2003 Non-Employee Directors’ Stock Option Plan and an award agreement entered into between the registered owner of such shares and Advanced Energy Industries, Inc. A copy of the plan and agreement is on file in the office of the Secretary of Advanced Energy Industries, Inc.

(2) Such legend shall be removed from the certificate only after the Shares vest. Each certificate issued with respect to Shares subject to this section, together with the stock powers related to the Shares, shall be deposited by the Company with a custodian designated by the Company (and which may be the Company or an affiliate).

iii) Voting Rights and Dividends. Unvested Shares may be voted by the holder of such Shares. Dividends payable with respect to unvested Shares will be paid to the holder of the Shares without regard to restrictions.
      (d) Options

i) Options Are Not Qualified. Options granted under the Plan are not incentive stock options described in Internal Revenue Code Section 422.

ii) Transferability. Options granted under the Plan are not transferable by the Non-Employee Director and shall be exercisable during the Non-Employee Director’s lifetime only by the Non-Employee Director; provided, however, that an option may be transferred upon the approval of the

Administrator (in its sole discretion) by appropriate instrument pursuant to a domestic relations order described in Rule 16a-12 of the 1934 Act or to an inter vivos or testamentary trust in which the option is to be passed to the Non-Employee Director’s beneficiaries upon the Non-Employee Director’s death or by gift to his or her immediate family (consisting of the Non-Employee Director’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships). Except as provided in Section 7(d)(vi), no option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by a Non-Employee Director, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.

iii) Exercise Price. The exercise price of an option shall be not less than one hundred percent (100%) of the fair market value of a Share on the date of grant. The fair market value of a Share as of any date means the closing sale price of a Share on such date (or previous business day if such date is not a business day) on the principal exchange or market on which Shares are then listed or admitted to trading. If, for any reason, the preceding rule cannot be applied to determine fair market value, then the Administrator shall make a good faith determination of fair market value.

iv) Vesting. An option shall be immediately and fully exercisable (i.e., vested) on the date granted; provided, however, that the option awarded on the date first elected or appointed as a member of the Board shall instead (i) be immediately exercisable to the extent of one-third of the Shares subject to the option upon grant, then another one-third of such Shares on each of the next two anniversaries of the date granted, and (ii) become fully exercisable upon a Change in Control while the optionee is a member of the Board, as provided in Section 10. Notwithstanding clauses (i) and (ii) of the preceding sentence, no additional vesting will occur after the date the Non-Employee Director ceases to be a member of the Board.

v) Payment of Exercise Price. An option may be exercised in whole or in part (to the extent exercisable) at any time and from time to time. The purchase price of Shares purchased under an option will be paid in full to the Company incident to the exercise of the option by delivery of consideration equal to the product of the option price and the number of Shares purchased. Such consideration may be paid (i) in cash, (ii) at the discretion of the Administrator, in shares of Company common stock either already owned by the Non-Employee Director, or (iii) any combination thereof. The fair market value of such common stock as delivered shall be valued as of the day prior to delivery. The Administrator can determine that additional forms of payment will be permitted. To the extent permitted by the Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws, regulations and state corporate law), an option may also be exercised in a “cashless” exercise by delivery of a properly executed exercise notice together with irrevocable instructions to a broker designated by the Administrator to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. A Non-Employee Director shall have none of the rights of a stockholder until the Shares are issued.

vi) Exercise After Death. In the event of the death of a Non-Employee Director who holds an exercisable option under the Plan, the Non-Employee Director’s option shall (subject to Section 9) be exercisable by the legal representative or the estate of such decedent, by any person or persons whom the decedent shall have designated in writing on forms prescribed by and filed with the Company or, if no such designation has been made, by the person or persons to whom the decedent’s rights have passed by will or the laws of descent and distribution. To the extent permitted by applicable law and the rules promulgated under Section 16(b) of the 1934 Act, the Administrator may permit a Non-Employee Director to designate in writing during the Non-Employee Director’s lifetime a beneficiary to receive and exercise stock options in the event of the Non-Employee Director’s death.

      8.     STOCK APPRECIATION RIGHTS. The Administrator may award a right to receive in cash the amount that the Fair Market Value of a Share exceeds a stated exercise price (a “stock appreciation right” or “SAR”) to a person eligible under Section 5 on such terms that the Administrator shall determine, consistent with the terms of this Plan. A SAR shall be subject to the same general terms that apply to an option granted hereunder, including (but not limited to) the terms set forth in Sections 6, 7, 9 and 10 as appropriately modified. An exercised SAR will reduce the Shares reserved for issuance under the Plan under Section 4.
      9.     TERMINATION OF OPTIONS. An option shall cease to be exercisable after the earlier of (i) six (6) months after the date the Non-Employee Director ceases to be a member of the Board (including by reason of death), (ii) the occurrence of a Change in Control and (iii) the 10th anniversary of the date of grant; provided, however, that in the case of a Non-Employee Director who has served continuously as a member of the Board for at least five (5) years, the period described in clause (i) shall be eighteen (18) months.
      10.     CHANGE IN CONTROL. A Non-Employee Director’s outstanding option shall become fully exercisable as of the date seven (7) calendar days before a Change in Control. Restricted Stock and Restricted Stock Units shall vest upon consummation of the Change in Control. The exercise of any option that was permissible solely by reason of a Change in Control shall be conditioned upon consummation of the Change in Control. Options that are not exercised as of the Change in Control shall terminate and cease to be outstanding. A Change in Control means a single Ownership Change Event or combination of proximate (in time, purpose, cause and effect, and/or the identity of the parties involved) Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting stock of the Company or the company or companies to which the assets of the Company were transferred (the “Transferee Company(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more companies which, as a result of the Transaction, own the Company or the Transferee Company(ies), as the case may be, either directly or through one or more subsidiary companies. An Ownership Change Event means (i) the direct or indirect sale, exchange or transfer of the voting stock of the Company, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company. The Administrator shall have sole discretion to determine whether any particular facts and circumstances constitute an Ownership Change Event or a Transaction, and its determination shall be final, binding and conclusive.
      11.     SECURITIES LAW COMPLIANCE. All awards under this plan shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Options may not be exercised if the issuance of Shares upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no option may be exercised unless (i) a registration statement under the Securities Act of 1933 (“1933 Act”) shall at the time of exercise of the option be in effect with respect to the Shares issuable upon exercise of the option, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the 1933 Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any option, the Company may require a Non-Employee Director to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
      12.     MISCELLANEOUS.
      (a) No Stockholders’ Rights. A Non-Employee Director shall have no rights as a stockholder with respect to the Shares covered by his or her awards until the date of the issuance to him or her of a stock certificate for the Shares.

      (b) No Right to Serve. Neither the Plan, nor the granting of an award, nor any other action taken under the Plan, shall be evidence of any agreement or understanding, express or implied, that a Non-Employee Director has a right to continue as a member of the Board for any period of time or rate of compensation.
      (c) Claims. Any person who makes a claim for benefits under the Plan or under any award agreement entered into pursuant to the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or award agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.
      (d) Attorneys’ Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the award agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.
      (e) Company Free to Act. An award grant shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Company, or the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Company, whether of a similar character or otherwise.
      (f) Severability. If any provision of the Plan or award agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and award agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.
      (g) Governing Law. This Plan and the award agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts wholly made and performed in the State of Colorado.
      (h) Exchange Requirements. So long as Shares are listed on any established stock exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market, the applicable requirements of any such exchange or market shall be hereby incorporated by reference.
      (i) Compliance with Section 16. So long as any of the Company’s equity securities are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, with respect to awards granted to or held by Section 16 insiders, the Plan will comply in all respects with Rule 16b-3 or any successor rule or rule of similar application under Section 16 of the 1934 Act or rules thereunder, and, if any Plan provision is later found not to be in compliance with such exemption under Section 16, that provision shall be deemed modified as necessary to meet the requirements of such applicable exemption.
      13.     EFFECTIVE DATE OF THE PLAN. The Plan will become effective upon adoption by the Board, subject to approval by the Company’s stockholders. The Plan shall terminate on the 10th anniversary of its adoption.
      14.     AMENDMENT OF THE PLAN. With the approval of the Board, the Administrator may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Company’s stockholders no revision or amendment shall change the number of Shares issuable under the Plan (except as provided in Section 6(b)), change the designation of the class of individuals eligible to receive awards, or materially increase the benefits accruing to Non-Employee Directors under the Plan.
IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that this Plan was amended and restated by the Board on February 15, 2006, effective as of the same date.

[FORM OF PROXY]
THIS IS YOUR PROXY.
YOUR VOTE IS IMPORTANT.
Regardless of whether you plan to attend the Annual Meeting of Stockholders, we encourage you to complete, sign and deliver your proxy promptly so that your shares can be represented at the meeting.
In addition to the election of directors, there are two proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor of (FOR) each of the nominees listed below and in favor of (FOR) proposals 2 and 3.
All voting on matters presented at the meeting will be by paper proxy or by presence in person, in accordance with the procedures described in the proxy statement.

PLEASE DETACH HERE AND MAIL IN THE ENVELOPE PROVIDED.
ADVANCED ENERGY INDUSTRIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 3, 2006
The undersigned hereby constitutes and appoints Hans Georg Betz and Mark D. Hartman, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado on Wednesday, May 3, 2006 at 10:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before the meeting.
IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
You may deliver this proxy by signing and returning this proxy card in the enclosed envelope.
In addition to the election of directors, there are two proposals being submitted by the Board of Directors. The Board of Directors recommends a vote in favor of (FOR) each of the nominees listed below and in favor of (FOR) proposals 2 and 3.
☑ Please mark your votes as in this example.

		FOR	WITHHELD
		ALL	FROM ALL
		NOMINEES	NOMINEES	Nominees:
1.	Election of Directors:	☐	☐	(01) Douglas S. Schatz
	☐ For all nominees, except vote			(02) Richard P. Beck
	withheld from the following			(03) Hans Georg Betz
	nominee(s) (indicate by name(s)):			(04) Joseph R. Bronson
(05) Trung T. Doan
(06) Barry Z. Posner
(07) Thomas Rohrs
(08) Elwood Spedden

		FOR	AGAINST	ABSTAIN

2.	Approval of an amendment to the 2003 Non-Employee Directors’ Stock Option Plan to expand the forms of awards that may be granted to non-employee directors	☐	☐	☐

3.	Ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm for 2006	☐	☐	☐

4.	In their discretion, the proxy holders are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

Change of Address on ☐	I plan to attend the ☐	I do not plan to attend the ☐
Reverse Side	Meeting	meeting
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If stockholder is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If stockholder is a partnership, please sign in partnership name by authorized person.

Signature:	Date:

Signature:	Date:
PLEASE COMPLETE, DATE, SIGN AND MAIL YOUR PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.